EXHIBIT 4.16
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LAND COURT SYSTEM                                REGULAR SYSTEM
AFTER RECORDATION, RETURN BY: [   ] MAIL   [   ] PICKUP
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                               This document contains ____ pages
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Maui Tax Map Key Nos. 4-4-014-002; 4-4-014-004; 4-4-014-005; 4-4-014-006;
and 4-4-014-008




                         ASSIGNMENT OF LOAN DOCUMENTS
                         ----------------------------


      THIS ASSIGNMENT OF LOAN DOCUMENTS ("Assignment") is made as of September 29, 2000, by TOBISHIMA PACIFIC, INC., a Hawaii corporation, whose address is 201 E. Sandpointe, Suite 450, Santa Ana, California 92707 ("Assignor"), and 900 INVESTMENT MANAGEMENT, L.P., a Delaware limited partnership, whose address is 900 North Michigan Avenue, Chicago, Illinois 60611 ("Assignee").


                                   RECITALS
                                   --------

      A. On September 30, 1998, Assignor made a loan to Amfac Property Investment Corp., a Hawaii corporation (the "Borrower"), in the original principal amount of $9,600,000.00 (the "Loan"), which Loan is evidenced and/or secured by the Loan Documents (as defined below) and, as of the date hereof, is presently outstanding in an aggregate principal balance of $5,460,000 plus accrued but unpaid interest thereon; and

      B. Assignor desires to assign, transfer and deliver the Loan Documents to Assignee, and Assignee desires to acquire the Loan Documents.

      NOW, THEREFORE, in consideration of the sum of Ten and No/100 Dollars ($10.00), the receipt of which is hereby acknowledged, and for other good and valuable consideration, Assignor hereby assigns to Assignee, without recourse, all of the right, title and interest of Assignor, as lender, payee, mortgagee, secured party, holder or other applicable designation (as the case may be), in, to and under the promissory notes, mortgages, security instruments and other documents more particularly described in
Schedule 1 attached hereto and by this reference made a part hereof, together with any and all other documents evidencing and/or securing the Loan, and all liens, security interests and rights related thereto (hereinafter collectively referred to as the "Loan Documents");

      TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, absolutely and forever;

      TOGETHER WITH all sums payable under the Loan Documents, including, without limitation, principal and interest, as they respectively become due, and the right to enforce the Loan Documents.

      1. Assignor represents to Assignee that (i) Assignor is the holder of the Loan Documents, and (ii) there is no outstanding assignment or pledge thereof or of the sums due or to become due thereunder.




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


      2. Assignee agrees to assume all obligations and indemnities of Assignor pursuant to the Loan Documents, including without limitation, all obligations of Assignor in connection with any indemnities of Assignor to any third parties under any of the Loan Documents.

      3. Assignor makes no representation and warranty to Assignee with respect to, and shall not be responsible to Assignee for, the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents or for any representations, warranties, recitals or statements made therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by or on behalf of Borrower or any other Loan Party in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Borrower or any other Loan Party, nor shall Assignor be required to ascertain or inquire as to (i) the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents, (ii) the use of the proceeds of the Loan, or (iii) the existence or possible existence of any Event of Default or Default.

      4. Assignee represents and warrants that it has received from Assignor such financial information regarding Borrower as Assignee has requested, that Assignee has made its own independent investigation of the financial condition and affairs of Borrower in connection with the assignment evidenced by this Assignment, and that it has made its own appraisal of the creditworthiness of Borrower. Assignor shall have no duty or responsibility to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any other credit or other information with respect thereto, and Assignor shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Assignee.

      5. Each party to this Assignment represents and warrants to the other party hereto that it has full power and authority to enter into this Assignment and to perform its obligations hereunder in accordance with the provisions hereof, that this Assignment has been duly authorized, executed and delivered by such party.

      6. Assignee hereby releases and forever discharges Assignor, its agents, servants, directors, officers, employees, successors, assigns and affiliates (all such persons being collectively referred to as the "Related Persons"), of and from any and all causes of action, demands and remedies of whatsoever kind and nature that Assignee has or may in the future have against Assignor or any Related Persons in any manner on account of, arising out of or related to the Loan assigned hereunder; provided, however, that the foregoing release shall not apply to any causes of action, demands and remedies that Assignee has or may in the future have against Assignor or any Related Person arising out of Assignor's breach of this Assignment.

      7. Assignee hereby agrees to indemnify, hold harmless and defend Assignor and all Related Persons (collectively the "Indemnified Parties"), from and against any and all losses, causes of action, liabilities, claims, demands, obligations, damages, costs and expenses (including reasonable attorneys' and accountants' fees and costs incurred by the Indemnified Parties in enforcing this indemnity obligation), to which any of the Indemnified Parties may become subject on account of, arising out of, or related to any act, omission, conduct or activity of Assignee or any of its officers, directors, employees, agents, servants, shareholders, successors or assigns, which act, omission, conduct or activity is on account of, arises out of or is related to (i) Assignee's breach of this Assignment,
(ii) the Loan, and (iii) the use, ownership, control, operation or condition of Collateral securing the Loan.






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


      8. Assignor and Assignee agree that (a) except as expressly limited in this Assignment, the covenants of the parties herein contained shall survive the closing of this Assignment, and shall be independently enforceable, and (b) the representations and warranties of the parties shall not survive the closing of this Assignment.

      9. This Assignment shall be construed and interpreted in accordance with the following definitions and rules of construction:

      (a) SUCCESSORS: This Assignment shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective successors and assigns.

      (b) COUNTERPARTS: This Assignment may be signed in counterparts. All of said counterparts taken together shall constitute a single document.

      (c) GOVERNING LAW: This Assignment shall be governed by and interpreted in accordance with the laws of the State of Illinois.

      EXCEPT AS SPECIFICALLY SET FORTH IN PARAGRAPHS 1 AND 6, THIS ASSIGNMENT IS MADE WITHOUT RECOURSE, REPRESENTATION OR WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE.
















































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


      IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first above written.


                               900 INVESTMENT MANAGEMENT, L.P.
                               a Delaware limited partnership

                               By:   900 INVESTMENT MANAGEMENT, INC.,
TOBISHIMA PACIFIC, INC.,             a Delaware corporation
a Hawaii corporation                 General Partner

By                             By
      --------------------           --------------------
      Name:                          Name:
      Title:                         Title:
                  Assignor                       Assignee




Acknowledged and Agreed to this
_______ day of ______________, 2000.



AMFAC PROPERTY INVESTMENT CORP.


By    _______________________________
      Name:
      Title:







































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


STATE OF ______________________      )
                                     )  SS.
COUNTY OF ____________________       )



      On this ______ day of _______________, 2000, before me personally appeared __________________________________________________, to me
personally known, who, being by me duly sworn or affirmed, did say that such person(s) executed the foregoing instrument as the free act and deed of such person(s), and if applicable in the capacities shown, having been duly authorized to execute such instrument in such capacities.




                                     -----------------------------------
                                     Type or print name:
                                     Notary Public, in and for said
                                     State and County

                                     My commission expires: ____________
















































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


STATE OF ______________________      )
                                     )  SS.
COUNTY OF ____________________       )



      On this ______ day of _______________, 2000, before me personally appeared __________________________________________________, to me
personally known, who, being by me duly sworn or affirmed, did say that such person(s) executed the foregoing instrument as the free act and deed of such person(s), and if applicable in the capacities shown, having been duly authorized to execute such instrument in such capacities.




                                     -----------------------------------
                                     Type or print name:
                                     Notary Public, in and for said
                                     State and County

                                     My commission expires: ____________
















































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


STATE OF ______________________      )
                                     )  SS.
COUNTY OF ____________________       )



      On this ______ day of _______________, 2000, before me personally appeared __________________________________________________, to me
personally known, who, being by me duly sworn or affirmed, did say that such person(s) executed the foregoing instrument as the free act and deed of such person(s), and if applicable in the capacities shown, having been duly authorized to execute such instrument in such capacities.




                                     -----------------------------------
                                     Type or print name:
                                     Notary Public, in and for said
                                     State and County

                                     My commission expires: ____________
















































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


                                  SCHEDULE 1
                                  ----------

                                LOAN DOCUMENTS


1.    Purchase Money Promissory Note Secured by Mortgage dated
September 30, 1998, executed by Amfac Property Investment Corp. in favor of Tobishima Pacific, Inc., in the principal amount of $9,600,000.00.

2. Purchase Money Mortgage, Security Agreement and Financing Statement dated September 30, 1998, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii as Document No. 2488788, and noted on Transfer Certificate of Title No. 518,307, executed by Amfac Property Investment Corp. in favor of Tobishima Pacific, Inc., as affected by Partial Release of Mortgages dated January 9, 1999 filed as Document No. 2513423, and noted on Transfer Certificate of Title No. 518,306, also recorded as Document No. 99-005141.

3. UCC-1 Financing Statement recorded on May 19, 1999 as Document No. 99-079392, executed by Amfac Property Investment Corp. in favor of Tobishima Pacific, Inc.



                               END OF SCHEDULE 1
                               -----------------

ENDORSEMENT TO SEPTEMBER 30, 1998 PURCHASE MONEY
PROMISSORY NOTE SECURED BY MORTGAGE
------------------------------------------------



      Pay to the order of 900 Investment Management, L.P., a Delaware limited partnership. Except as specifically set forth in that certain Assignment of Loan Documents dated ________________, 2000, executed by Tobishima Pacific, Inc., a Hawaii corporation, as Assignor, and 900 Investment Management, L.P., a Delaware limited partnership, as Assignee, this assignment is made without recourse, representation or warranty of any kind, whether express or implied, statutory or otherwise.



      Date: ____________________, 2000




                               TOBISHIMA PACIFIC, INC.,
                               a Hawaii corporation


                               By
                                     ------------------------------
                                     Name:
                                     Title: